Exhibit 99.1

Contact:

Robert M. Snell, Vice President,

Chief Financial Officer and Secretary

(713) 759-1770

Spinnaker Exploration Comments Concerning Front Runner Field

HOUSTON, October 28, 2005 /PRNewswire-FirstCall/ — Spinnaker Exploration Company (NYSE: SKE) announced today that it is aware of comments made by Murphy Oil Corporation on October 26, 2005 in their regular third quarter conference call to the effect that the completed and producing Front Runner wells “are demonstrating less reservoir connectivity than expected due to greater field compartmentalization.” Spinnaker is not aware of any new material information that was not already taken into account in the preparation of Spinnaker’s mid-year reserve report as prepared by Ryder Scott Company, L.P. and dated June 30, 2005. A summary of that report was included in Spinnaker’s Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 2005. These reports and underlying detailed performance data were made available to participants in the limited process for a strategic transaction with Spinnaker as described in Spinnaker’s preliminary proxy statement filed October 6, 2005 with the Securities and Exchange Commission.

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of oil and gas in the U.S. Gulf of Mexico and West Africa. To learn more about Spinnaker, the Company’s website may be accessed at www.spinnakerexploration.com.

Certain statements in this press release are forward-looking and are based upon Spinnaker’s current belief as to the outcome and timing of future events that are subject to numerous uncertainties. For instance, although Spinnaker and Norsk Hydro have signed an agreement for a subsidiary of Norsk Hydro to merge with Spinnaker, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of Spinnaker’s stockholders or fail to satisfy conditions to closing. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in oil and gas prices, operating risks and other risk factors as described in Spinnaker’s Annual Report on Form 10-K for the year ended December 31, 2004 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Spinnaker’s actual results and plans could differ materially from those expressed in the forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and Spinnaker undertakes no obligation to update such forward-looking statements.

Spinnaker has filed with the Securities and Exchange Commission a preliminary proxy statement and other documents regarding the proposed transaction described in this press release. The information contained in these preliminary filings is not complete and may be changed.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPINNAKER AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to stockholders of Spinnaker seeking their approval of the transaction. Investors and stockholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Spinnaker with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Robert M. Snell, Vice President, Chief Financial Officer and Secretary at (713) 759-1770.

Spinnaker’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the stockholders of Spinnaker in connection with the proposed transaction. Certain directors and executive officers of Spinnaker may have interests in the merger, including acceleration of vesting of stock options and restricted stock and as a result of holding options or shares of Spinnaker common stock generally. Information about Spinnaker’s directors and officers can be found in Spinnaker’s Proxy Statements and Annual Reports on Form 10-K filed with the Securities and Exchange Commission. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.